EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation of our report dated April 11, 2003, relating to the financial statements of Diamond Powersports, Inc. in the Registration Statement on Form SB-2 dated January 21, 2004, and Prospectus, and to the reference to our firm as 'Experts in Accounting.'



/s/  Perrella & Associates
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Perrella & Associates
Pompano Beach, Florida
January 25, 2004